UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Maiden Lane Jewelry, Ltd.

(Name of Registrant as Specified in its Charter)

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MAIDEN LANE JEWLERY, LTD.

64 West 48th Street, Suite 1107

New York, New York 10036

(212) 840-8477

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

October 27, 2014

TO THE STOCKHOLDERS:

The purpose of this information statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, October 3, 2014, that our board of directors has recommended, and that a majority of our stockholders intend to vote on October 27, 2014 to effect the following corporate transactions:

(1)	To elect three directors to serve until the next Annual Meeting or until their respective successors are duly elected and qualified;

(2)	To nominate the accounting firm of Wolinetz, Lafazan & Company, CPA's, P.C. to be Maiden Lane Jewelry, Ltd.’s independent auditors until the next annual meeting;

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment(s), postponement(s) or continuation(s) thereof.

All stockholders are cordially invited to attend the Annual Meeting in person.

THE BOARD OF DIRECTORS IS NOT SOLICITING PROXIES AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of the Board of Directors

/s/ Michael Wirth
Michael Wirth
Chief Executive Officer

Date: September 30, 2014

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MAIDEN LANE JEWELRY, LTD.

64 West 48th Street, Suite 1107

New York, New York 10036

(212) 840-8477

INFORMATION STATEMENT

This Information Statement is being furnished to the stockholders of Maiden Lane Jewelry, Ltd., a New York corporation (“Maiden Lane,” “MLJ” or the “Company”), at the direction of the Company’s Board of Directors and pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934. It is furnished in connection with an annual meeting of stockholders scheduled for October 27, 2014 for the purposes set forth in the accompanying Notice of Annual Meeting of stockholders.

This Information Statement and accompanying Notice of Annual Meeting of Stockholders are being mailed on or about October 5, 2014.

Record Date; Voting Securities

Only holders of record of the Company’s common stock as of October 3, 2014 shall be entitled to vote at the annual shareholders meeting on the basis of one vote for each share held. As of August 31, 2014 there were 10,476,854 shares of Maiden Lane common stock outstanding. The presence, either in person or by proxy, of a majority of the total number of shares of common stock outstanding on the Record Date is necessary to constitute a quorum and to transact such matters as come before the Annual Meeting.

As of the Record Date, principal stockholders (“Principal Stockholders”) collectively owned greater than 50% of the Company’s outstanding common stock and will vote such shares to approve the accounting firm Wolinetz, Lafazan & Company, CPA's, P.C. as Maiden Lane’s auditors for 2015 and elect as directors the three nominees listed under the caption “Election of Directors.” Since the common stock owned by the Principal Shareholders constitutes a majority of Maiden Lane’s outstanding common stock, the Board of Directors determined not to solicit proxies. All stockholders of record on the record date are entitled to attend the meeting and vote their shares personally or through their own legally constituted proxy.

WE ARE NOT ASKING YOU FOR A PROXY OR A CONSENT

AND YOU ARE REQUESTED NOT TO

SEND US A PROXY OR A CONSENT

This date of this Information Statement is September 30, 2014.

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INFORMATION STATEMENT FOR ANNUAL MEETING

OF MAIDEN LANE JEWELRY, LTD. SHAREHOLDERS

To Be Held October 27, 2014

The Board of Directors of Maiden Lane Jewelry, Ltd.., furnishes this Information Statement to shareholders in connection with the annual shareholders meeting, to be held at 10:00 AM on October 27, 2014 at the offices at the Company, located at 64 West 48th Street, Suite 1107, New York, New York 10036 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS

The business of the Company is managed under the direction of the Board of Directors. It has the responsibility for establishing broad corporate polices and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis. The Board is kept advised of the Company’s business through regular written reports and analyses and discussions with the Chairman and other officers of the Company. The Company’s Board of Directors currently consists of three members.

Meeting of the Board

The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring the Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. There was one meeting in the fiscal year ended May 31, 2014, and in 2013, there was one meeting of the Board. The average aggregate attendance of the Directors of the Board was 100%

Three directors are to be elected at the annual meeting to hold office until the next Annual Meeting or until their successors are elected and qualified. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that another nominee will be designated by the Board of Directors to fill any such vacancy.

Votes Required

The directors nominated for election will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. Abstentions from voting and broker “non-votes” on the election of directors will have no effect since they will not represent votes cast at the annual meeting for the purpose of electing directors.

Election of Directors

The following are the nominees and other directors of the Company who will continue in office beyond the Annual Meeting, with information including their principal occupation and other business affiliations, the year each was first elected as a director, other affiliations and each director’s or nominee’s age. The Principal Stockholders will vote FOR the election of each nominee listed below.

Yitzchok Gurary, 40, has served as President, CFO and a director of the Company since its inception. Mr. Gurary served as CEO of the Company from inception to February 2014. From 2007 to 2011, Mr. Gurary served as Vice President of Classique Creations, LLC, a jewelry manufacturer from which Maiden Lane currently purchases most of its jewelry. Since March 2012, Mr. Gurary has been the owner of Ocappi, Inc., a company which sells high end bridal rings exclusively through its website located at www.ocappi.com.  Maiden Lane subleases office space from Ocappi, Inc.

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Shalom Schwartz, 40, has served as Chairman of the Board of Maiden Lane since its inception. Since 2007, Mr. Schwartz has been employed as a director of risk management at IDT Corporation.

Chaim Zfatman, 65, has been a director of the Company since its inception. Since 2004, Mr. Zfatman has been the owner of DTC Creations, a wholesaler of fashion jewelry located in Brooklyn, New York.

There are no family relationships between any nominee and/or any executive officers of the company.

Board Meetings and Committees

Currently, the Company has no nominating committee. The entire board serves as a nominating committee. The Board of Directors has adopted a policy with regard to the consideration of any director candidates recommended by security holders. All of the current director nominees were nominated by the board.

Maiden Lane’s board of directors has a process whereby security holders may send communications to the board of directors. Such security holders may send certified letters to Michael Wirth, CEO of the Company, who shall be responsible for presenting such communication to the entire board.

Maiden Lane intends to adopt a code of ethics that applies to its principal executive officers, principal financial officer and principal accounting officer. Once adopted, the Company will provide any person without charge, upon request, a copy of such code of ethics and explain the manner in which such request may be made. Maiden Lane does not currently have an audit committee. The entire board serves as the audit committee.

Directors' compensation

Directors will be reimbursed for the expenses they actually incur in attending board meetings. Directors are not paid for directors meetings or committee meetings.

MLJ has no employee stock option plans in place.

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Executive Compensation

The following is a chart of compensation paid to all executive officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Non Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Michael Wirth,	2013	N/A							N/A
Chief Executive Officer(1)	2014	83,333							83,333

Yitzchok Gurary,	2013	64,531							64,531
President, Chief Financial Officer(2)	2014	104,004							104,004

Samantha Manburg,	2013	N/A							N/A
Chief Operating Officer (3)	2014	N/A							N/A

(1) Mr. Wirth was hired as CEO of the Company in February 2014.

(2) Mr. Gurary has served as President CFO of the Company since inception. He served as CEO from inception to February 2014.

(3)  Ms. Manburg has served as COO of the Company since September 15, 2014.

Directors Compensation

Directors are reimbursed for the expenses they actually incur in attending board meetings. Directors are not paid for directors meetings or committee meetings. Maiden Lane’s directors did not receive any compensation for serving as directors in the fiscal year ended May 31, 2014.

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Principal Stockholders

The following table sets forth certain information known to MLJ with respect to beneficial ownership of MLJ common stock as of August 31, 2014, the number and percentage of outstanding shares of common stock beneficially owned by each person who beneficially owns:

•	More than 5% of the outstanding shares of our common stock;
•	Each of our officers and directors;
•	All of our officers and directors as a group.

Except as otherwise noted, the persons named in this table, based upon information provided by these persons, have sole voting and investment power with respect to all shares of common stock owned by them.

Names and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	% Beneficially Owned (1)

Yitzchok Gurary(2) 525 Lefferts Ave. Brooklyn, NY 11225	2,000,000	19.09%

Michael Wirth 17 Colvin Road Scarsdale, NY 10583	0	0%

Chaim Zfatman(2) 551 Crown Street Brooklyn, NY 11213	0	0%

Shalom Schwartz(2) 669 Crown Street Brooklyn, NY 11213	0	0%

Ayin Gimmel, Inc.(3) 583 Montgomery St. Brooklyn, NY 11225	5,950,000	56.79%

	7,950,000	75.88%

All officers and directors as a group (4 people)	2,000,000	19.09%
(1)	Based of total of 10,476,854 shares out standing as of August 31, 2014
(2)	Current director and director nominee.
(3)	The principal of Ayin Gimmel, Inc. is Levy Raskin. Mr. Raskin is the brother-in-law of Yitzchok Gurary, President of Maiden Lane Jewelry, Ltd.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE.

Other than as disclosed below, there have been no transactions or proposed transactions which have materially affected or will materially affect us in which all director, executive officer or beneficial holder of more than 5% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Ownership

Yitzchok Gurary, President and CFO of MLJ, owns 2,000,000 shares, or approximately 19.09%, of our outstanding Common Stock. The principal of Ayin Gimmel, Inc., a company which owns 5,950,000 shares of MLJ Common Stock, is Levy Raskin, the brother-in-law of Mr. Gurary.

Loans

As of May 31, 2014, the Company has a convertible note payable of $74,000 and an unsecured loan payable amount of $339,632 to Yitzchok Gurary.

On October 1, 2012 the Company entered into a one-year consulting agreement with Yitzchok Gurary, under which he was to provide certain business and corporate marketing services to the Company for an annual consulting fee of 3% of net sales during the term of the agreement. As of May 31, 2014 the amount owed to Mr. Gurary was approximately $104,000.

Mr. Gurary serves as the Company’s President and is a significant stockholder of the Company.

In June 2013 MLJ borrowed $100,000 from an entity affiliated with a relative of MLJ’s President and repaid $85,000 of that loan, leaving a balance of $15,000. The loan is payable on demand and is non-interest bearing.

In July 2013 MLJ borrowed $30,000 from Michael Raskin, a relative of MLJ’s President, and a relative of Levy Raskin, principal of Ayin Gimmel, Inc., a shareholder of MLJ. The loan is payable on demand and is non-interest bearing.

On August 20, 2013, MLJ borrowed $100,000 from the Gurary Family Trust. The loan is payable on demand and non-interest bearing.

The Company has had numerous short-term borrowings with a relative of MLJ’s President with an outstanding balance of $70,000.

Merchandise

During the year ended May 31, 2014, the Company purchased approximately 63% of its merchandise from Classique Creations LLC (“Classique”), a company that is owned by the mother of the Company’s President, Yitzchok Gurary.

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Office Space

The Company rents office space from Ocappi Inc., a company affiliated with Mr. Gurary, President of Maiden Lane on a month to month basis. The agreement calls for rent at $2,060 per month.

STOCKHOLDERS’ PROPOSALS AND NOMINATIONS

Any stockholder who desires to present proposals to the next annual meeting and to have such proposals set forth in the information statement mailed in conjunction with such annual meeting must submit such proposals to the Company not later than March 31, 2015. All stockholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission.

In addition, the Company’s policy on stockholder nominations for director candidates requires that to be considered for next year’s slate of directors any stockholder nominations for director must be received by Michael Wirth, CEO of the Company, at the office of the Company, 64 West 48th Street, Suite 1107, New York, New York 10036, no later than March 31, 2015. The Company does not currently have a nominating committee, so the entire board will evaluate any proposed nominees using similar criteria as used for other nominees and will consider such nominees in comparison to all other nominees. The board has no obligation to nominate any such person for election.

Stockholders may write to Michael Wirth, CEO of the Company, at the Company’s office located at 64 West 48th Street, Suite 1107, New York, New York 10036, to deliver the stockholder proposals and stockholder nominations discussed above.

The principal stockholders will vote “FOR” each proposal listed below.

PROPOSAL ONE.

ELECTION OF DIRECTORS

Three Directors are to be elected at the meeting for a one-year terms ending at the 2015 Annual Meeting. The Board of Directors for election at this Annual Meeting has nominated Yitzchok Gurary, Chaim Zfatman, and Shalom Schwartz. All director nominees are presently directors of the Company.

PROPOSAL TWO.

APPROVE WOLINETZ, LAFAZAN & COMPANY, CPA’s, P.C. AS INDEPENDENT AUDITORS.

The shareholders are requested to approve Wolinetz, Lafazan & Company, CPA's, P.C. as Maiden Lane’s independent accountants for the fiscal year ending May 31, 2015.

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Vote Required

Shareholders representing a majority of our outstanding common stock, including a single shareholder which holds 56.79% of our outstanding common stock, have indicated that they will vote in favor of both proposals.

The Board of Directors fixed the close of business on October 3, 2014 as the record date for determining the stockholders entitled to notice of the above noted action.

THE COMPANY IS NOT SOLICITING PROXIES

VOTING PROCEDURES

Tabulation of Votes: Maiden Lane’s CEO, Michael Wirth, will tabulate votes cast in person at the meeting.

Effect of an Abstention and Broker Non-Votes: A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of nominees or other proposals.

INDEPENDENT PUBLIC ACCOUNTANT

Wolinetz, Lafazan & Company, CPA's, P.C. has served as Maiden Lane’s independent public auditor since the Company’s inception. All payments to them are current. Members of Wolinetz, Lafazan & Company, CPA's, P.C. will have an opportunity to speak at the annual meeting and will be available to respond to questions.

Audit Fees

The aggregate fees billed for the year ended May 31, 2014 for professional services rendered by Wolinetz, Lafazan & Company, CPA's, P.C. for the audit of the May 31, 2014 and 2013 financial statements approximated $57,000and $52,000, respectively.

All services provided by independent accountants were approved by the audit committee of Maiden Lane. Other than income tax preparation, Wolinetz, Lafazan & Company, CPA's, P.C. does not provide any non-audit services to the Company.

Audit Related Fees

In 2013 and 2014, we paid $57,000 and $52,000 respectively, for assurance and related services reasonably related to the performance of the audit.

Tax Fees

In 2013, we paid, $0 for professional services rendered for tax compliance, tax advice and tax planning. We have not yet been charged for 2014.

All Other Fees

In 2013 and 2014, we paid $0 and $0, respectively, for other products and services.

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Audit Committee Pre-Approval Policies and Procedures

We do not currently have an audit committee; our entire board serves as our audit committee. As such, our board, acting as an audit committee, is directly and solely responsible for oversight, engagement and termination of any independent auditor employed by the company for the purpose of preparing or issuing an audit report or related work.

The board, serving as audit committee, discusses the planning and staffing of the audit and approves in advance the engagement of the independent auditor for all audit services and non-audit services and approve the fees and other terms of any such engagement and obtains periodically from the independent auditor communications of various matters required to be discussed by various Statements on Auditing Standards, Sarbanes Oxley and other standards. The communications include a description of all relationships between the auditor and the Company that may impact auditor objectivity and independence.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider shareholder proposals and matters relating to the conduct of the meeting.

Dated: September 30, 2014

A COPY OF THE COMPANY’S FORM 10-K FOR THE PERIOD ENDING MAY 31, 2014 IS ATTACHED AND INCORPORATED INTO THIS INFORMATION STATEMENT. IF THERE ARE ANY REQUESTS FOR ANY OTHER DOCUMENTS PLEASE CONTACT:

Michael Wirth

Chief Executive Officer

Maiden Lane Jewelry, Ltd.

64 West 48th Street, Suite 1107

New York, New York 10036

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